Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 102 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Small-Mid Cap Fund and Strategic Advisers Fidelity International Fund of our reports dated April 13, 2020; Strategic Advisers International Fund, Strategic Advisers Core Income Fund, and Strategic Advisers Emerging Markets Fund of our reports dated April 14, 2020; Strategic Advisers Income Opportunities Fund of our report dated April 15, 2020,  relating to the financial statements and financial highlights included in the February 29, 2020 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
April 21, 2020